EXHIBIT 99.1
                                  ------------


                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                        August 31, 1999 and 1998, and for
                         the year ended August 31, 1999
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                              Financial Statements
                           and Supplemental Schedules

                        August 31, 1999 and 1998, and for
                         the year ended August 31, 1999




                                Table of Contents

Independent Auditors' Report..................................................1

Audited Financial Statements

Statement of Assets Available for Benefits....................................2
Statement of Changes in Assets Available for Benefits.........................3
Notes to Financial Statements.................................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes....................8
Line 27d - Schedule of Reportable Transactions................................9

                          INDEPENDENT AUDITORS' REPORT

Amcast Industrial Corporation
401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

We have audited the accompanying statement of net assets available for benefits of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 as of August 31, 1999, and the related statement of changes in net assets available for benefits for the year ended August 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 as of August 31, 1998, were audited by other auditors whose report dated February 12, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at August 31, 1999, and the changes in its net assets available for benefits for the year ended August 31, 1999, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of August 31, 1999, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/S/ BATTELLE & BATTELLE LLP

February 11, 2000
Dayton, Ohio

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                 Statements of Net Assets Available for Benefits


                                                                August 31
                                                          1999           1998
                                                     ---------------------------
Assets
Investments, at fair value:
    Shares of registered investment companies         $ 1,841,889    $ 1,902,856
    Common/collective trust fund                        1,143,663      1,365,287
    Amcast Industrial Corporation common stock             95,270         76,348
    Loans to participants                                 228,825        169,249
                                                     ---------------------------
                                                        3,309,647      3,513,740

Receivables:
    Accrued interest and dividend income                      308            488
    Employer contributions receivable                         207            381
    Employee contributions receivable                       6,586         20,808
                                                     ---------------------------
                                                            7,101         21,677
Net assets available for benefits                     $ 3,316,748    $ 3,535,417
                                                     ===========================

See accompanying notes.


                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                           Year ended August 31, 1999

                                                              Fund Information
                                 --------------------------------------------------------------------------
                                    Amcast      T. Rowe      T. Rowe     T. Rowe    T. Rowe      T. Rowe
                                  Industrial     Price        Price       Price      Price        Price
                                  Corporation    Stable    International   New        New        Equity
                                    Common       Value        Stock     Horizons     Income     Index 500
                                     Stock        Fund        Fund        Fund        Fund        Fund
                                 --------------------------------------------------------------------------

  Additions:
    Investment income:
      Interest and dividends          $ 2,990    $ 70,531         $ 49      $ 599     $ 1,328      $ 1,412
      Net appreciation
       (depreciation) in fair
       value of investments             2,630           -          713      2,910      (1,491)      22,527
    Contributions:
      Participant                      13,717     174,589        4,621      6,869      19,532       33,914
      Employer                         11,400           -            -          -           -            -
                                 --------------------------------------------------------------------------
                                       30,738     245,121        5,382     10,378      19,369       57,853

  Deductions:
    Benefit payments                   (3,260)   (415,908)      (1,600)    (1,432)       (698)     (25,794)
    Conversions to other plans         (7,226)     (5,979)           -          -      (1,674)         536
                                 --------------------------------------------------------------------------
                                      (10,486)   (421,887)      (1,600)    (1,432)     (2,372)     (25,258)

  Interfund transfers                  (1,676)    (50,362)      (1,591)     1,186        (752)      45,058
                                 --------------------------------------------------------------------------

  Net (decrease) increase              18,576    (227,128)       2,191     10,132      16,245       77,653

  Net assets available for
    benefits, August 31, 1998          77,138   1,373,432        1,699      6,374      10,547       58,892
                                 --------------------------------------------------------------------------
  Net assets available for
    benefits, August 31, 1999        $ 95,714 $ 1,146,304      $ 3,890   $ 16,506    $ 26,792    $ 136,545
                                 ==========================================================================

                                 ---------------------------------------
                                    T. Rowe      T. Rowe
                                     Price        Price
                                     Equity      Capital
                                     Income     Appreciation
                                      Fund         Fund        Other        Total
                                 ----------------------------------------------------

  Additions:
    Investment income:
      Interest and dividends        $ 138,359       $ 5,001    $ 15,258    $ 235,527
      Net appreciation
       (depreciation) in fair
       value of investments           286,137           (20)          -      313,406
    Contributions:
      Participant                     187,513        23,434           -      464,189
      Employer                              -             -           -       11,400
                                 ----------------------------------------------------
                                      612,010        28,415      15,258    1,024,522

  Deductions:
    Benefit payments                 (639,844)       (4,752)    (55,243)  (1,148,531)
    Conversions to other plans        (80,303)          (14)          -      (94,660)
                                 ----------------------------------------------------
                                     (720,147)       (4,766)    (55,243)  (1,243,191)

  Interfund transfers                 (90,077)       (1,347)     99,561            -
                                 ----------------------------------------------------

  Net (decrease) increase            (198,214)       22,302      59,576     (218,669)

  Net assets available for
    benefits, August 31, 1998       1,808,458        29,628     169,249    3,535,417
                                 ----------------------------------------------------
  Net assets available for
    benefits, August 31, 1999     $ 1,610,244      $ 51,930   $ 228,825  $ 3,316,748
                                 ====================================================


                         Amcast Industrial Corporation
                          401 (k) Salary Deferral Plan
                     For Bargaining Unit Employees - Plan 2

                         Notes to Financial Statements

1. Description of the Plan

The following description of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees Plan 2 (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the plan's provisions.

General

The Plan is a contributory defined contribution plan covering substantially all employees of the Amcast Automotive Brake and Chassis and Superior Valve facilities who are compensated on an hourly basis and are covered by a collective bargaining agreement. It is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

The Plan allows for employee deferred contributions in participant-directed amounts from 1 percent to 15 percent of their annual compensation, and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (the "IRC") Section 401(a). Employees may also annually contribute no more than two lump sum salary deferral contributions, provided that total contributions do not exceed the maximum contribution allowed for each employee. The Company makes matching contributions equal to 15 percent of the first 6 percent of compensation that is deferred by participants to the Plan. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination.







1.  Description of the Plan (continued)

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, either in cash or stock.

Participant Loans

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) the Plan's earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2.  Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

2.  Summary of Significant Accounting Policies (continued)

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant notes receivable are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owed by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year.

3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at August 31, are as follows:


                                                             1999          1998
                                                       ----------    ----------
Shares of registered investment companies:
  T. Rowe Price Stable Value Fund                      $1,143,663    $1,365,287
  T. Rowe Price Equity Income Fund                     $1,607,710     1,798,179


During fiscal 1999, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $313,406, as follows:

                                                           Year ended
                                                         August 31, 1999
                                                         ---------------
Investments at fair value, as determined by quoted market prices:
     Shares of registered investment companies                $  310,776
     Amcast Industrial Corporation common stock                    2,630
                                                         ===============
                                                              $  313,406
                                                         ===============

4.  Income Tax Status

The Internal Revenue Service (IRS) ruled has not yet determined if the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "IRC"). However, the Plan administrator believes that the Plan is qualified and, therefore, the underlying trust is not subject to income tax under present law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company which is the Plan Sponsor.

6.       Conversions to Other Company-Sponsored Plans

This plan was created for employees formerly covered by other Company-sponsored plans in prior periods. The amounts disclosed in the Statement of Changes in Net Assets Available for Benefits are those assets which were transferred from the Amcast Industrial Corporation 401(k) Salary Deferral Plan into this plan at either December 31, 1997 or June 30, 1998.

7.       Sale of Division

On September 26, 1998, Superior Valve, a division of Amcast Industrial Corporation (Plan Sponsor) and whose employees were participants under the Plan was sold. The participants' assets in the plan were distributed as prescribed by the plan document.

8.       Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

                             Supplemental Schedules


                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 002

           Line 27a - Schedule of Assets Held for Investment Purposes

                                 August 31, 1999





                                                    Description of                      Current
Identity of Issue                                     Investment            Cost         Value
------------------------------------------------------------------------------------------------


* T. Rowe Price International Stock Fund               237 shares           3,578         3,815
* T. Rowe Price New Horizons Fund                      681 shares          15,499        16,417
* T. Rowe Price New Income Fund                      3,187 shares          27,887        26,386
* T. Rowe Price Capital Appreciation Fund            3,619 shares          52,614        51,643
* T. Rowe Price Equity Index 500 Fund                3,798 shares         121,921       135,918
* T. Rowe Price Equity Income Fund                  58,250 shares       1,571,836     1,607,710
                                                                  ------------------------------
                                                                        1,793,335     1,841,889


* T. Rowe Price Stable Value Fund                 1,143,663 units       1,143,663     1,143,663

* Amcast Industrial Corporation common stock         6,001 shares         118,163        95,270

                                               Rates ranging from
                                                   8.75% to 9.75%               -       228,825
                                                                  ------------------------------

                                                                      $ 3,055,161   $ 3,309,647
                                                                  ==============================


* Indicates party-in-interest to the Plan.


                      Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                        EIN 31-0258080 / Plan 002

                 Line 27d - Schedule of Reportable Transactions

                           Year ended August 31, 1999
                                                                                                             Current
                                                                                                             Value of
                                               Description                                        Cost       Asset at         Net
                                                    of                Purchase     Selling         of         Date of       Gain or
   Identity of Party Involved                   Investment             Price        Price        Asset      Transaction      (Loss)
   --------------------------------------------------------------------------------------------------------------------------------

   Category (i)--Individual Transactions in Excess of 5 Percent of Net Assets

   T.Rowe Price Stable Value        common/collective trust fund             $ -    $ 181,677    $ 181,677     $ 181,677        $ -

   Equity Income Fund                                mutual fund             $ -    $ 319,058    $ 298,152     $ 319,058   $ 20,906



   Category (iii)--Series of Transactions in Excess of 5 Percent of Net Assets

   T.Rowe Price Stable Value        common/collective trust fund       $ 253,510          $ -          $ -     $ 253,510        $ -
                                                                             $ -    $ 466,447    $ 466,447     $ 466,447        $ -

   T.Rowe Price Equity Income Fund                   mutual fund       $ 328,004          $ -          $ -     $ 328,004        $ -
                                                                             $ -    $ 721,965    $ 693,824     $ 721,965   $ 28,141






There were no category (i) (ii) or (iv) transactions during the year.
Note:  Expense incurred with transaction and rental expense are not applicable.